NEW YORK LIFE INVESTMENTS VP FUNDS TRUST

AMENDMENT TO THE AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amendment to the Amended and Restated Management Agreement, is effective as of the 18th day of December, 2024 between New York Life Investments VP Funds Trust, a Delaware statutory trust (the “Trust”), on behalf of its series as set forth on Schedule A (each, a “Portfolio” and collectively, the “Portfolios”), and New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, the parties hereto have entered into an Amended and Restated Management Agreement, dated May 1, 2015, as amended (the “Agreement”); and

WHEREAS, the Trust and the Manager hereby wish to amend Schedule A of the Agreement to reflect the additions of NYLI VP MFS® Investors Trust Portfolio, NYLI VP MFS® Research Portfolio and NYLI VP Newton Technology Growth Portfolio to the fee schedule;

NOW, THEREFORE, the parties agree as follows:

(i) Effective December 18, 2024, Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and attested as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest: /s/ Brian J. McGrady    By: /s/ Kirk C. Lehneis

Name: Brian J. McGrady    Name:  Kirk C. Lehneis

Title:  Director and Associate General Counsel Title:  Senior Managing Director

NEW YORK LIFE INVESTMENTS VP FUNDS TRUST

Attest: /s/ Brian J. McGrady    By: /s/ Kirk C. Lehneis

Name: Brian J. McGrady    Name: Kirk C. Lehneis

Title:  Assistant Secretary    Title:  President

SCHEDULE A

(As of December 18, 2024)

For all services rendered by the Manager hereunder, each Portfolio of the Trust shall pay the Manager and the Manager agrees to accept as full compensation for all services rendered hereunder, an annual fee equal to the following:

PORTFOLIO	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
NYLI VP American Century Sustainable Equity Portfolio	0.63% on assets up to $500 million; 0.61% on assets from $500 million to $1 billion; and 0.585% on assets over $1 billion
NYLI VP Balanced Portfolio	0.65% on assets up to $1 billion; and 0.625% on assets from $1 billion to $2 billion; and 0.60% on assets over $2 billion
NYLI VP Bond Portfolio	0.50% on assets up to $500 million; 0.475% on assets from $500 million to $1 billion; 0.45% on assets from $1 billion to $3 billion; and 0.44% on assets over $3 billion
NYLI VP Candriam Emerging Markets Equity Portfolio	1.00% on assets up to $1 billion; and 0.975% on assets over $1 billion
NYLI VP CBRE Global Infrastructure Portfolio	0.85% on assets up to $3 billion; and 0.84% on assets over $3 billion
NYLI VP Conservative Allocation Portfolio	0.00%*
NYLI VP Dimensional U.S. Equity Portfolio	0.52% on assets up to $500 million; 0.495% on assets from $500 million to $1 billion; 0.47% on assets from $1 billion to $3 billion; and 0.46% on assets over $3 billion
NYLI VP Epoch U.S. Equity Yield Portfolio	0.70% on assets up to $500 million; 0.68% on assets from $500 million to $1 billion; 0.66% on assets from $1 billion to $2 billion; and 0.65% on assets over $2 billion
NYLI VP Equity Allocation Portfolio	0.00%*
NYLI VP Fidelity Institutional AMSM Utilities Portfolio	0.64% on assets up to $1 billion; 0.61% on assets from $1 billion to $3 billion; and 0.60% on assets over $3 billion
NYLI VP Floating Rate Portfolio	0.60% on assets up to $1 billion; 0.575% on assets from $1 billion to $3 billion; and 0.565% on assets over $3 billion
NYLI VP Growth Allocation Portfolio	0.00%*
NYLI VP Hedge Multi-Strategy Portfolio	0.75% on all assets

PORTFOLIO	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
NYLI VP Income Builder Portfolio	0.57% on assets up to $1 billion; and 0.55% on assets over $1 billion
NYLI VP Janus Henderson Balanced Portfolio	0.55% on assets up to $1 billion; 0.525% on assets from $1 billion to $2 billion; and 0.515% on assets over $2 billion
NYLI VP MacKay Convertible Portfolio

0.60% on assets up to $500 million;
0.55% on assets from $500 million to $1 billion;

0.50% on assets from $1 billion to $2 billion;

0.49% on assets from $2 billion to $5 billion; and

0.48% on assets over $5 billion

NYLI VP MacKay High Yield Corporate Bond Portfolio	0.57% on assets up to $1 billion; 0.55% on assets from $1 billion to $5 billion; and 0.525% on assets over $5 billion
NYLI VP MacKay Strategic Bond Portfolio	0.60% on assets up to $500 million; 0.55% on assets from $500 million to $1 billion; 0.50% on assets from $1 billion to $5 billion; and 0.475% on assets over $5 billion
NYLI VP MacKay U.S. Infrastructure Bond Portfolio	0.50% on assets up to $500 million; 0.475% on assets from $500 million to $1 billion; and 0.45% on assets over $1 billion
NYLI VP MFS® Investors Trust Portfolio	0.70% on assets up to $1 billion; 0.68% on assets from $1 billion to $2.5 billion; and 0.60% on assets over $2.5 billion
NYLI VP MFS® Research Portfolio	0.70% on assets up to $2 billion; and 0.65% on assets over $2 billion
NYLI VP Moderate Allocation Portfolio	0.00%*
NYLI VP Natural Resources Portfolio	0.79% on assets up to $1 billion; and 0.78% on assets over $1 billion
NYLI VP Newton Technology Growth Portfolio	0.75% on all assets
NYLI VP PIMCO Real Return Portfolio	0.50% on all assets
NYLI VP PineStone International Equity Portfolio	0.80% on all assets
NYLI VP Schroders Mid Cap Opportunities Portfolio	0.82% on assets up to $1 billion; 0.77% on assets from $1 billion to $2 billion; and 0.745% on assets over $2 billion
NYLI VP Small Cap Growth Portfolio	0.81% on assets up to $1 billion; and 0.785% on assets over $1 billion

PORTFOLIO	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
NYLI VP S&P 500 Index Portfolio	0.16% on assets up to $2.5 billion; and 0.15% on assets over $2.5 billion
NYLI VP U.S. Government Money Market Portfolio	0.40% on assets up to $500 million; 0.35% on assets from $500 million to $1 billion; and 0.30% on assets over $1 billion
NYLI VP Wellington Growth Portfolio	0.70% on assets up to $500 million; 0.65% on assets from $500 million to $1 billion; 0.625% on assets from $1 billion to $2 billion; and 0.60% on assets over $2 billion
NYLI VP Wellington Small Cap Portfolio	0.80% on assets up to $1 billion; 0.775% on assets from $1 billion to $2 billion; and 0.75% on assets over $2 billion
NYLI VP Winslow Large Cap Growth Portfolio

0.75% on assets up to $500 million;
0.725% on assets from $500 million to $750 million;

0.71% on assets from $750 million to $1 billion;

0.70% on assets from $1 billion to $2 billion;

0.66% on assets from $2 billion to $3 billion;

0.61% on assets from $3 billion to $7 billion;

0.585% on assets from $7 billion to $9 billion; and

0.575% on assets over $9 billion

* The Manager will receive no fee from the Fund, although the parties acknowledge that the Manager or its affiliates shall receive compensation from other registered investment companies, including other series of the Trust, in connection with assets of the Fund that are invested in such investment companies.